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                                                                       EXHIBIT 7




                        CONSENT OF ERNST & YOUNG, LLP
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 5, 1997 for Chubb Life Insurance Company of America and Subsidiaries and March 14, 1997 for Chubb Separate Account A in Post-Effective Amendment No. 13 to the Registration Statement (Form S-6
No. 33-7734) and related Prospectus for the registration of units of interest in the Chubb Separate Account A under individual flexible premium variable life insurance policies offered by Chubb Life Insurance Company of America.


                                                     ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 1997